SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On April 30, 2008, Banner Corporation issued its earnings release for the quarter ended March 31, 2008.  A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

99.1           Press Release of Banner Corporation dated April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: April 30, 2008	By: /s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

Exhibit 99.1

Contact:	D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

Banner Corporation Earns $3.8 Million, or $0.24 per diluted share, in First Quarter;
Includes Provision for Loan Losses of $6.5 Million

Walla Walla, WA – April 30, 2008 – Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that net income for the first quarter of 2008 was $3.8 million, or $0.24 per diluted share, compared to $7.8 million, or $0.62 per diluted share, in the first quarter of 2007.  Banner’s net income for the quarter was significantly reduced by a $6.5 million ($4.2 million after tax) provision for loan losses as a result of increasing concerns relating to construction and land development lending.

“Similar to the second half of 2007, the first quarter of 2008 presented a difficult operating environment for Banner Corporation, as stressed housing markets and unprecedented interest rate changes by the Federal Reserve resulted in higher credit costs and compression of our net interest margin,” stated D. Michael Jones, President and Chief Executive Officer.  “While our net charge-offs have been reasonable and our impairment analysis on non-performing loans to date has not been alarming, delinquencies have increased and we are concerned that the increasing number of distressed sellers and lender foreclosures may further disrupt certain markets and adversely affect home prices and the demand for building lots over the near term.  We are particularly concerned that the higher levels of delinquencies and loan loss provisioning announced by a number of lenders in our markets could lead to significant discounting of property values in efforts to expedite problem loan resolutions.  As a result, we significantly increased our loan loss provision over what we initially believed would be appropriate in order to build our unallocated reserves.  Further, although we remain optimistic about the Northwest economy, we expect the level of nonperforming assets to remain above historical levels for the balance of this year.

“While the operating environment has been challenging, we are pleased with the efforts of our staff which have allowed us to complete three acquisitions and two data processing conversions, as well as to open ten new branches, over the past fifteen months, Jones continued.  “These efforts have resulted in an additional 26 locations to serve our customers and contributed significantly to our loan and deposit growth.  In addition to growth resulting from these new locations, we have been particularly encouraged by increases in our commercial business loan balances in recent quarters.   We are also pleased by the continuing growth in deposit fees and service charges as our customer base has expanded, as well as by stronger results from our mortgage banking operations.”

Banner’s net income included net gains of $823,000 ($527,000 after tax) in the first quarter of 2008, versus a gain of $1.2 million ($755,000 after tax) in the first quarter of 2007 for fair value adjustments* as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) No. 159 and SFAS No. 157.  Excluding fair value adjustments, net income from recurring operations was $3.3 million, or $0.21 per diluted share, in the first quarter of 2008, compared to $7.1 million, or $0.56 per diluted share, in the first quarter a year ago.

1Q08 Summary (compared to 1Q07 except as noted)

•	Net income, excluding fair value adjustments, was $3.3 million, or $0.21 per diluted share.
•	Net interest income before provision for loan losses grew 16% to $37.4 million.
•	The net interest margin declined to 3.63%, compared to 3.82% in the preceding quarter and 3.94% for the first quarter of 2007.
•	Nonperforming assets increased to 1.36% of total assets, while net charge-offs remained modest at 0.05% of average loans.
•	The provision for loan losses was $6.5 million compared to $1.0 million a year ago.
•	Revenues (net interest income before the provision for loan losses plus other operating income) excluding fair value adjustments increased 20% to $44.7 million.
•	Operating expenses declined 4.4% from the fourth quarter of 2007.
•	Staffing levels were reduced 2.3% in the first quarter versus the preceding quarter.
•	Total deposits increased 26% to $3.69 billion.
•	Loans increased 27% to $3.79 billion.

*Earnings information excluding the fair value adjustments (net income from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.
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BANR - First Quarter 2008 Results
April 30, 2008

Credit Quality

“The strains on housing and financial markets resulted in increasing delinquencies and non-performing assets, primarily construction and land development loans,” said Jones.  “While our net charge-offs remain reasonable and in line with our expectations, we have chosen to increase our reserves through a higher level of provisioning, as the level of uncertainty with respect to property values has clearly increased.  As well as covering known issues, the first quarter’s provision increased the unallocated portion of our allowance for loan losses to approximately $10 million at quarter end to address this uncertainty.”  Banner added $6.5 million to its provision for loan losses in the first quarter of 2008, compared to $2.0 million in the fourth quarter of 2007 and $1.0 million in the first quarter of 2007.  The allowance for loan losses at quarter-end totaled $50.4 million, representing 1.31% of total loans outstanding.  Non-performing assets were $62.0 million, or 1.36% of total assets, at March 31, 2008, compared to $44.3 million, or 0.99%, in the previous quarter, and $14.1 million or 0.39% at March 31, 2007.  Banner’s net charge-offs in the current quarter totaled $1.9 million, or 0.05% of average loans.

“We shared others’ concerns about the downturn in the national housing market and initially backed away from construction lending in the Boise, Idaho market in early 2007.  We also became more cautious in our approach to construction and land development lending in other markets as the year progressed,” continued Jones.  “As a result, our total construction and land development loan originations in 2007 were approximately 35% lower than in the previous year and this trend continued as construction and land development loan originations in the first quarter of 2008 were approximately 60% lower than in the first quarter of 2007.

“While construction and land development loans represent 31% of our portfolio and approximately 82% of our nonperforming assets, they are significantly diversified with respect to geography and sub-markets, price ranges and borrowers,” added Jones.  “Of course, the vast majority of these construction and development loans are performing as agreed and we are experiencing continuing loan payoffs and portfolio turnover.  Still, we are investing significant efforts in proactively monitoring and managing this portion of our portfolio and, although we anticipate sales activity will improve through the spring and summer, we are increasingly concerned about the possibility of further deterioration in property values in some locations.”  The geographic distribution of construction and land developments loans is approximately 80% in the greater Puget Sound and greater Portland, Oregon markets, and 9% in the greater Boise, Idaho market, with the remaining 11% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  While nonperforming assets are similarly geographically disbursed, they are concentrated largely in land and land development loans.  The geographic distribution of nonperforming construction and land developments loans and real estate owned included approximately $22 million, or 42%, in the western Oregon (Salem and Portland)/southwestern Washington (Vancouver) market area, $16 million, or 30%, in the Puget Sound region and $12 million, or 24%, in the greater Boise market area.

Income Statement Review

Banner’s net interest margin was 3.63% for the first quarter of 2008, compared to 3.82% in the preceding quarter and 3.94% for the first quarter of 2007.  Funding costs decreased 38 basis points compared to the previous quarter and decreased 77 basis points from the first quarter a year earlier, while asset yields decreased 55 basis points from the prior linked quarter and 104 basis points from the first quarter a year ago.

“During the first quarter we realized sharply lower asset yields which significantly reduced our net interest margin.  We expect further compression to our margin in the next quarter as a result of rate adjustments that did not fully impact the current quarter’s margin because of the timing of the Federal Reserve’s rate cuts,” said Jones.  “While deposit costs also moved significantly lower in the first quarter of 2008, the more immediate impact of lower prime rates on a substantial portion of our loan portfolio resulted in compression of our net interest margin.  In addition, the higher level of delinquencies is also reflected in our lower net interest margin, as non-accruing loans reduced the margin by approximately twelve basis points in the first quarter of 2008.”

In the first quarter of 2008, net interest income before the provision for loan losses increased 16% to $37.4 million, compared to $32.2 million in the same quarter a year ago, reflecting Banner’s much larger earning asset base.  However, net interest income declined compared to the fourth quarter of 2007 as the net interest margin contracted 19 basis points compared to that period.  Revenues excluding fair value adjustments increased 20% to $44.7 million in the first quarter of 2008, from $37.3 million in the first quarter a year ago.

Total other operating income, excluding fair value adjustments, for the first quarter increased 43% to $7.4 million, compared to $5.2 million for the same quarter a year ago.  Income from deposit fees and other service charges increased 69% to $5.0 million in the first quarter of 2008, compared to $3.0 million in the first quarter a year ago.  Income from mortgage banking operations increased 19% in the first quarter compared to the same period a year ago.

“Our expense ratios are improving as we are beginning to experience some of the anticipated efficiencies following last year’s acquisitions.  And, while we are opening two new offices, one in Bellevue, Washington, and one in the Pearl District of Portland, Oregon, during the second quarter, we expect further improvement this year as these two branches are the only two de novo branches scheduled to open in 2008,” said Jones.  “Although higher than the same period a year ago as a result of the acquisitions and new

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BANR - First Quarter 2008 Results
April 30, 2008

branches opened last year, total non-interest operating expenses for the first quarter were lower than each of the last two quarters.”  Other operating expenses were $33.7 million in the first quarter of 2008, compared to $26.1 million in the first quarter a year ago, reflecting both new branches and acquisition activity.  Other operating expenses declined by 4.4% compared to the $35.3 million recorded in the preceding quarter ended December 31, 2007.  Operating expenses as a percentage of average assets declined to 3.01% in the first quarter of 2008, compared to 3.20% in the fourth quarter of 2007.

Balance Sheet Review

“Loan growth was strongest in the commercial business and consumer sectors, reflecting the still active Northwest economy and diligent efforts on the part of our lenders,” said Jones.  “However, we have significantly slowed our production of construction and land development loans as we remain very cautious in our underwriting.  As a result, our construction and development loan balances declined by $33 million during the most recent quarter compared to December 31, 2007 balances, including a decrease of $42 million for one-to-four family construction loans.”  Net loans increased 27% (20% from acquisitions) to $3.79 billion at March 31, 2008, compared to $2.98 billion a year earlier.  Assets increased 28% to $4.58 billion at March 31, 2008, compared to $3.57 billion a year earlier.

Total deposits increased 26% (19% from acquisitions) to $3.69 billion at March 31, 2008, compared to $2.92 billion at March 31, 2007.  Non-interest-bearing accounts increased 39% and total transaction and savings accounts increased 36% during the twelve months ending March 31, 2008, while certificates of deposit increased 18%.  “Although we have seen a decline in average deposit balances for certain real estate-related customers as their business activity has slowed, our retail growth has been encouraging,” said Jones.  “We are optimistic that our expanded branch network will deliver continued deposit growth and related fee income as we have experienced excellent growth in the number of transaction deposit accounts throughout the system and further believe that this branch network is now well-positioned to produce core deposit growth at levels sufficient to fund loan growth.”

Shareholders’ equity for the quarter ended March 31, 2008, increased 52% year over year.  At March 31, 2008, shareholders’ equity was $429.5 million compared to $281.9 million at March 31, 2007.  The $147.7 million increase in equity primarily reflects the issuance of stock associated with three acquisitions in 2007.  During the fourth quarter of 2007, the Company issued 340,000 shares of common stock in connection with the acquisition of NCW Community Bank, resulting in $11.8 million of additional equity.  During the quarter ended June 30, 2007, the Company issued 2.6 million shares of common stock in connection with the acquisitions of F&M Bank and San Juan Financial Holding Company (Islanders Bank), resulting in $113.1 million of additional equity.  The three acquisitions also resulted in a combined increase of $103.3 million of goodwill and other intangibles.  The Company has also issued shares through its Dividend Reinvestment and Stock Purchase Plan and in connection with the exercise of vested stock options.  Further, during the quarter ended March 31, 2008 the Company repurchased 613,000 shares in open market transactions.  At March 31, 2007, Banner had 13.0 million shares outstanding, while it had 15.9 million shares outstanding at March 31, 2008.

Book value per share increased 24% to $27.42 at quarter-end, from $22.12 a year earlier, while tangible book value per share was $18.68 at quarter-end, compared to $19.28 a year earlier and $18.73 at December 31, 2007.

Accounting Treatments

Banner Corporation elected early adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007.  SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurement.  The Company made this election to allow it more flexibility with respect to the management of its investment securities, wholesale borrowings and interest rate risk position.

Restatement and Reclassification

The Statement of Financial Condition for the quarter ended March 31, 2007 has been restated to reflect non-material cumulative adjustments to the common stock and retained earnings components of stockholders’ equity related to the tax treatment of certain elements of stock-based compensation for periods prior to January 1, 2007.  The effects of these adjustments are reductions of $380,000 in income taxes payable and $2.4 million in retained earnings and increases of $2.8 million and $380,000, respectively, in common stock (paid-in capital) and total stockholders’ equity as of December 31, 2006.  These adjustments have immaterially affected certain previously reported ratios for the quarter ended March 31, 2007.

In addition, certain reclassifications have been made to the prior periods’ consolidated financial statements and/or schedules to conform to the current period’s presentation.  These reclassifications may have slightly affected certain ratios for the prior periods.  These reclassifications had no effect on retained earnings or net income as previously presented and the effect of these reclassifications is considered immaterial.

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BANR - First Quarter 2008 Results
April 30, 2008

Conference Call

Banner will host a conference call on Thursday, May 1, 2008, at 8:00 a.m. PDT, to discuss fourth quarter and year end results.  The conference call can be accessed live by telephone at 303-205-0044.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11111719# until Thursday, May 8, 2008, or via the Internet at www.bannerbank.com.

About the Company

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner’s control and might cause actual results to differ materially from the expectations and stated objectives.  Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management’s ability to generate improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for housing, mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, the ability to successfully complete consolidation and conversion activities, incorporate acquisitions into operations, retain key employees and achieve cost savings, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner’s ability to successfully resolve outstanding credit issues and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.  Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR - First Quarter 2008 Results
April 30, 2008

RESULTS OF OPERATIONS		Quarters Ended
( In thousands except share and per share data )	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007

INTEREST INCOME:
Loans receivable	$68,073	$72,592	$61,828
Mortgage-backed securities	1,153	1,179	1,775
Securities and cash equivalents	2,727	2,471	1,843
	71,953	76,242	65,446

INTEREST EXPENSE:
Deposits	30,063	34,091	27,610
Federal Home Loan Bank advances	1,849	435	2,277
Other borrowings	610	766	928
Junior subordinated debentures	2,064	2,288	2,454
	34,586	37,580	33,269
Net interest income before provision for loan losses	37,367	38,662	32,177

PROVISION FOR LOAN LOSSES	6,500	2,000	1,000
Net interest income	30,867	36,662	31,177

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,013	4,770	2,963
Mortgage banking operations	1,615	1,325	1,355
Loan servicing fees	402	625	375
Miscellaneous	331	800	461
	7,361	7,520	5,154
Increase in valuation of financial instruments carried at fair value	823	9,209	1,180
Total other operating income	8,184	16,729	6,334

OTHER OPERATING EXPENSE:
Salary and employee benefits	19,638	19,441	16,468
Less capitalized loan origination costs	(2,241)	(2,459)	(2,594)
Occupancy and equipment	5,868	6,011	4,352
Information / computer data services	1,989	2,130	1,369
Payment and card processing services	1,531	1,663	988
Professional services	755	932	559
Advertising and marketing	1,418	2,163	1,857
State/municipal business and use taxes	564	566	408
Amortization of core deposit intangibles	736	736	- -
Miscellaneous	3,450	4,090	2,664
Total other operating expense	33,708	35,273	26,071
Income before provision for income taxes	5,343	18,118	11,440
PROVISION FOR INCOME TAXES	1,509	6,106	3,627
NET INCOME	$3,834	$12,012	$7,813

Earnings per share
Basic	$0.24	$0.75	$0.63
Diluted	$0.24	$0.74	$0.62
Cumulative dividends declared per common share	$0.20	$0.20	$0.19

Weighted average shares outstanding
Basic	15,847,921	15,936,430	12,322,067
Diluted	15,965,032	16,141,941	12,652,459

Shares repurchased during the period	613,903	58,157	7,986
Shares issued in connection with acquisitions	- -	339,860	- -
Shares issued in connection with exercise of stock options or DRIP	251,391	163,379	673,395

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF
FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE
NET INCOME from above	$3,834	$12,012	$7,813
ADJUSTMENTS FOR CHANGE IN VALUATION OF FINANCIAL
INSTRUMENTS
Change in valuation of financial instruments carried at fair value	(823)	(9,209)	(1,180)
Income tax provision related to above item	296	3,315	425
Above item, net of income tax provision	(527)	(5,894)	(755)

NET INCOME FROM RECURRING OPERATIONS	$3,307	$6,118	$7,058

Earnings per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value
Basic	$0.21	$0.38	$0.57
Diluted	$0.21	$0.38	$0.56

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BANR - First Quarter 2008 Results
April 30, 2008

FINANCIAL CONDITION
( In thousands except share and per share data )	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007

			Restated(1)
ASSETS
Cash and due from banks	$93,634	$98,120	$59,521
Federal funds and interest-bearing deposits	28,760	310	46,122
Securities -at fair value	226,910	202,863	218,477
Securities -held to maturity	55,647	53,516	47,831
Federal Home Loan Bank stock	37,371	37,371	35,844

Loans receivable:
Held for sale	6,118	4,596	5,340
Held for portfolio	3,833,875	3,805,021	3,006,481
Allowance for loan losses	(50,446)	(45,827)	(36,299)
	3,789,547	3,763,790	2,975,522

Accrued interest receivable	23,795	24,980	22,064
Real estate owned held for sale, net	7,572	1,867	918
Property and equipment, net	98,808	98,098	63,091
Goodwill and other intangibles, net	136,918	137,654	36,248
Bank-owned life insurance	51,725	51,483	38,935
Other assets	21,538	22,606	25,202
	$4,572,225	$4,492,658	$3,569,775

LIABILITIES
Deposits:
Non-interest-bearing	$486,201	$484,251	$348,890
Interest-bearing transaction and savings accounts	1,297,215	1,288,112	959,593
Interest-bearing certificates	1,909,894	1,848,230	1,612,665
	3,693,310	3,620,593	2,921,148

Advances from Federal Home Loan Bank at fair value	155,405	167,045	93,431
Customer repurchase agreements and other borrowings	135,032	91,724	94,369

Junior subordinated debentures at fair value	105,516	113,270	124,119

Accrued expenses and other liabilities	39,263	47,989	42,105
Deferred compensation	12,224	11,596	7,588
Deferred income tax liability, net	38	2,595	- -
Income taxes payable (1)	1,899	- -	5,165
	4,142,687	4,054,812	3,287,925

STOCKHOLDERS' EQUITY
Common stock (1)	292,061	300,486	164,677
Retained earnings (1)	139,722	139,636	119,618
Other components of stockholders' equity	(2,245)	(2,276)	(2,445)
	429,538	437,846	281,850
	$4,572,225	$4,492,658	$3,569,775

Shares Issued:
Shares outstanding at end of period	15,903,637	16,266,149	12,979,679
Less unearned ESOP shares at end of period	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	15,663,256	16,025,768	12,739,298

Book value per share (1) (2)	$27.42	$27.32	$22.12
Tangible book value per share (1) (2) (3)	$18.68	$18.73	$19.28

Consolidated Tier 1 leverage capital ratio	9.57%	10.04%	9.78%

(1)	- Income taxes payable, common stock and retained earnings have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(3) - Tangible book value excludes goodwill, core deposit and other intangibles.

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BANR - First Quarter 2008 Results
April 30, 2008

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Mar 31, 2008	Dec 31, 2007		Mar 31, 2007
LOANS ( including loans held for sale ):
Commercial real estate	$899,333	$882,523		$583,478
Multifamily real estate	163,110	165,886		150,488
Commercial construction	75,849	74,123		97,007
Multifamily construction	38,434	35,318		45,897
One- to four-family construction	571,720	613,779		587,290
Land and land development	502,077	497,962		421,407
Commercial business	735,802	696,350		480,730
Agricultural business including secured by farmland	181,403	186,305		159,652
One- to four-family real estate	456,199	445,222		364,986
Consumer	216,066	212,149		120,886
Total loans outstanding	$3,839,993	$3,809,617		$3,011,821

Restructured loans performing under their restructured terms	$2,026	$2,750	$	- -

Total delinquent loans	$85,927	$69,031		$14,655

Total delinquent loans / Total loans outstanding	2.24%	1.81%		0.49%

NON-PERFORMING ASSETS:	Mar 31, 2008	Dec 31, 2007		Mar 31, 2007

Loans on non-accrual status	$53,874	$42,068		$13,059
Loans more than 90 days delinquent, still on accrual	561	315		55
Total non-performing loans	54,435	42,383		13,114
Real estate owned ( REO ) / Repossessed assets	7,579	1,885		958

Total non-performing assets	$62,014	$44,268		$14,072

Total non-performing assets / Total assets	1.36%	0.99%		0.39%

		Quarters Ended
CHANGE IN THE	Mar 31, 2008	Dec 31, 2007		Mar 31, 2007
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$45,827	$44,212		$35,535
Acquisitions / ( divestitures )	- -	1,319		- -
Provision	6,500	2,000		1,000

Recoveries of loans previously charged off	144	127		664
Loans charged-off	(2,025)	(1,831)		(900)
Net ( charge-offs ) recoveries	(1,881)	(1,704)		(236)

Balance, end of period	$50,446	$45,827		$36,299

Net charge-offs (recoveries) / Average loans outstanding	0.05%	0.05%		0.01%
Allowance for loan losses / Total loans outstanding	1.31%	1.20%		1.21%

DEPOSITS	Mar 31, 2008	Dec 31, 2007		Mar 31, 2007

Non-interest-bearing	$486,201	$484,251		$348,890

Interest-bearing checking	452,531	430,636		345,805
Regular savings accounts	610,085	609,073		432,823
Money market accounts	234,599	248,403		180,965

Interest-bearing transaction & savings accounts	1,297,215	1,288,112		959,593

Three-month maturity money market certificates	174,957	165,693		187,382
Other certificates	1,734,937	1,682,537		1,425,283

Interest-bearing certificates	1,909,894	1,848,230		1,612,665

Total deposits	$3,693,310	$3,620,593		$2,921,148

Included in other borrowings

Customer repurchase agreements / "Sweep accounts"	$85,032	$91,724		$69,023

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BANR - First Quarter 2008 Results
April 30, 2008

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
		Quarters Ended

OPERATING PERFORMANCE:	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007

			Restated(1)
Average loans	$3,830,992	$3,716,512	$2,985,248
Average securities and deposits	312,596	301,071	324,403
Average non-interest-earning assets	359,474	356,752	192,422

Total average assets	$4,503,062	$4,374,335	$3,502,073

Average deposits	$3,606,121	$3,628,581	$2,795,532
Average borrowings	411,560	258,431	393,136
Average non-interest-earning liabilities	42,997	62,415	49,020

Total average liabilities	4,060,678	3,949,427	3,237,688

Total average stockholders' equity	442,384	424,908	264,385
	`
Total average liabilities and equity	$4,503,062	$4,374,335	$3,502,073

Interest rate yield on loans	7.15%	7.75%	8.40%
Interest rate yield on securities and deposits	4.99%	4.81%	4.52%

Interest rate yield on interest-earning assets	6.98%	7.53%	8.02%

Interest rate expense on deposits	3.35%	3.73%	4.01%
Interest rate expense on borrowings	4.42%	5.36%	5.84%

Interest rate expense on interest-bearing liabilities	3.46%	3.84%	4.23%

Interest rate spread	3.52%	3.69%	3.79%

Net interest margin	3.63%	3.82%	3.94%

Other operating income / Average assets	0.73%	1.52%	0.73%

Other operating expense / Average assets	3.01%	3.20%	3.02%

Efficiency ratio ( other operating expense / revenue )	74.00%	63.68%	67.70%

Return on average assets	0.34%	1.09%	0.90%

Return on average equity	3.49%	11.22%	11.98%

Return on average tangible equity (2)	4.80%	15.28%	13.89%

Average equity / Average assets	9.82%	9.71%	7.55%

(1)		- Average non-interest-earning liabilities and average stockholders' equity have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2) - Average tangible equity excludes goodwill, core deposit and other intangibles.

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets	0.66%	0.68%	0.60%

Efficiency ratio ( other operating expense / revenue ) EXCLUDING change in valuation
of financial instruments carried at fair value	75.36%	76.38%	69.84%

Return on average assets EXCLUDING change in valuation of financial
instruments carried at fair value	0.30%	0.55%	0.82%

Return on average equity EXCLUDING change in valuation of financial
instruments carried at fair value	3.01%	5.71%	10.83%

Return on average tangible equity EXCLUDING change in valuation of
financial instruments carried at fair value	4.14%	7.78%	12.55%

(more)

BANR - First Quarter 2008 Results
April 30, 2008

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007

NON-PERFORMING ASSETS:

Loans on non-accrual status
Secured by real estate:
One- to four-family	$2,869	$3,371	$1,536
Commercial	3,273	1,357	3,329
Multifamily	- -	1,222	792
Construction and land	44,192	33,432	1,842
Commercial business	3,114	2,250	4,529
Agricultural business, including secured by farmland	386	436	1,031
Consumer	40	- -	- -

	53,874	42,068	13,059

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
One- to four-family	488	221	55
Commercial	- -	- -	- -
Multifamily	- -	- -	- -
Construction and land	- -	- -	- -
Commercial business	- -	- -	- -
Agricultural business, including secured by farmland	- -	- -	- -
Consumer	73	94	- -

	561	315	55

Total non-performing loans	54,435	42,383	13,114
Real estate owned ( REO ) / Repossessed assets	7,579	1,885	958

Total non-performing assets	$62,014	$44,268	$14,072

Loans by geographic concentration at the end
of the current period March 31, 2008	Washington	Oregon	Idaho	Other	Total

Commercial real estate	$706,235	$116,326	$45,792	$30,980	$899,333
Multifamily real estate	119,646	20,332	4,747	18,385	163,110
Commercial construction	53,488	11,492	10,703	166	75,849
Multifamily construction	30,306	8,128	- -	- -	38,434
One- to four-family construction	270,728	261,513	39,479	- -	571,720
Land and land development	209,607	204,158	88,312	- -	502,077
Commercial business	543,628	93,676	84,811	13,687	735,802
Agricultural business including secured by farmland	73,783	45,999	61,535	86	181,403
One- to four-family real estate	398,065	31,148	20,012	6,974	456,199
Consumer	163,274	36,141	11,308	5,343	216,066

Total loans outstanding	$2,568,760	$828,913	$366,699	$75,621	$3,839,993

Percent of total loans	66.89%	21.59%	9.55%	1.97%	100.00%

Transmitted on Prime Newswire on Wednesday, April 30, 2008, at 1:00 p.m. PDT.